Thompson Coburn LLP




                                December 27, 2002

Unified Series Trust
431 North Pennsylvania Street
Indianapolis, Indiana  46204


Dear Gentlemen/Ladies:

         Unified Series Trust (the "Unified Trust") was established as a business trust in the State of Ohio under a Declaration of Trust dated October 17, 2002. Unified Trust is an open-end, non-diversified management investment company. Unified Trust has ten initial series: Ariston Convertible Securities Fund, Auxier Focus Fund, Corbin Small-Cap Value Fund, GJMB Growth Fund, Globalt Growth Fund, Marathon Value Portfolio, StoneRidge Bond Fund, StoneRidge Equity Fund, StoneRidge Small-Cap Growth Fund and RiverGuide Fund (each, a "Fund" and collectively, the "Funds"). The Trust has filed a Registration Statement on Form N-1A with the Securities and Exchange Commission, as amended (SEC File No. 811-21237 and 333-100654) (the "Registration Statement") to register an unlimited number of shares of common stock (the "Shares") of each Fund. You have requested our opinion regarding certain matters in connection with the issuance by each Fund of its Shares.

         We have, as counsel, examined originals, or copies certified or otherwise identified to our satisfaction, of the Trust's Declaration of Trust, By-laws, minutes of meetings of its Board of Trustees, and such other proceedings, documents and records and considered such questions of law as we deemed necessary to enable us to render the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion that when the Shares of each Fund are issued and paid for in accordance with the terms of the Trust's Declaration of Trust and Bylaws, after the Registration Statement has been declared effective and the authorized consideration therefor is received by each such Fund, the Shares of each such Fund will be legally issued, fully paid and non-assessable by each such Fund. We express no opinion as to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities.

            We hereby consent to the filing of this opinion in connection with Pre-Effective Amendment No. 1 to the Registration Statement to be filed with the Securities and Exchange Commission.

                                                           Sincerely yours,
                                                                /s/
                                                           Thompson Coburn LLP